                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            ----------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  November 5, 2001


                               NMT Medical, Inc.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)


Delaware                          000-21001                  95-4090463
--------------------------------------------------------------------------------
(State or Other Juris-            (Commission                (IRS Employer
diction of Incorporation)         File Number)               Identification No.)


27 Wormwood Street, Boston, Massachusetts                    02210-1625
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:  (617) 737-0930
                                                     ---------------------------


                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
        ------------------------------------

     On November 5, 2001, NMT Medical, Inc. (the "Company") completed its disposition of assets comprising the Company's vena cava filter product line (the "Product Line") to C.R. Bard, Inc. ("Bard"). Pursuant to an Asset Purchase Agreement, dated as of October 19, 2001 (the "Agreement"), between the Company and Bard, in exchange for the Product Line, the Company will receive $27 million in upfront cash payments, of which $8.5 million was paid at the closing of the transaction and $18.5 million will be paid on or about January 2, 2002. In addition, pursuant to the Agreement, the Company will receive up to an additional $7 million in cash upon the achievement by the Company of certain performance and delivery milestones. The Agreement contains customary representations, warranties, covenants and indemnification provisions on behalf of the Company, including indemnification by the Company for claims relating to rights to royalty payments.

     The Company and Bard also entered into a Royalty Agreement, dated as of October 19, 2001, as amended by Amendment No. 1 to Royalty Agreement, dated as of November 5, 2001 (as so amended, the "Royalty Agreement"), pursuant to which, the Company will receive ongoing royalty payments from Bard on sales of vena cava filter products. The Company will also continue to manufacture certain vena cava filter products for Bard for an interim period of time pursuant to a Transitional Manufacturing Agreement, dated as of November 5, 2001, between the Company and Bard.

     Bard has acted as the exclusive distributor of the Simon Nitinol Filter(R), a vena cava filter product, in the United States since 1992 and as a distributor internationally since 1995.

     With the proceeds from the sale, the Company repaid in full its senior subordinated debt to Whitney & Co. in the aggregate amount of approximately $4.5 million. In addition, the Company paid $2.25 million and issued 40,000 shares of its common stock to The Beth Israel Deaconess Medical Center ("Beth Israel") in exchange for an assignment of all of Beth Israel's rights with respect to the technology underlying the Product Line and a general release of claims.

     The Company and Dr. Morris Simon, a member of the Company's board of directors, have exchanged letters disputing, among other things, rights to royalty payments relating to the sale of vena cava filter products. The parties have agreed to attempt to resolve these disputes through mediation. If the parties are unable to successfully mediate their disputes, they have agreed to submit the matter to arbitration.

     The Company's press release, dated November 5, 2001, is attached hereto as
Exhibit 99.1 and incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

(c)     Exhibits

Exhibit No.    Description
-----------    -----------

   2.1* Asset Purchase Agreement, dated as of October 19, 2001, between the Company and Bard.

   10.1* Royalty Agreement, dated as of October 19, 2001, between the Company and Bard.

   10.2* Amendment No. 1 to Royalty Agreement, dated as of November 5, 2001, between the Company and Bard.

   10.3* Transitional Manufacturing Agreement, dated as of November 5, 2001, between the Company and Bard.

   99.1 Press Release, dated November 5, 2001, announcing sale of assets comprising the Company's vena cava filter product line to Bard.

* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2001            NMT Medical, Inc.
                                   -----------------
                                   (Registrant)


                                   By: /s/ Richard E. Davis
                                      ------------------------------------------
                                   Name: Richard E. Davis
                                   Title: Vice President and Chief Financial
                                          Officer

                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

   2.1* Asset Purchase Agreement, dated as of October 19, 2001, between the Company and Bard.

   10.1* Royalty Agreement, dated as of October 19, 2001, between the Company and Bard.

   10.2* Amendment No. 1 to Royalty Agreement, dated as of November 5, 2001, between the Company and Bard.

   10.3* Transitional Manufacturing Agreement, dated as of November 5, 2001, between the Company and Bard.

   99.1 Press Release, dated November 5, 2001, announcing sale of assets comprising the Company's vena cava filter product line to Bard.

   * Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.